                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                        Only
/X/  Definitive Proxy Statement         (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          BOISE CASCADE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                          LOGO

                                            BOISE CASCADE
                                            CORPORATION

                                            ------------------------------------

                                            ANNUAL MEETING
                                            OF SHAREHOLDERS

                                            BOISE, IDAHO
                                            APRIL 19, 1996

                                            ------------------------------------

                                            NOTICE AND PROXY
                                            STATEMENT

NOTICE OF ANNUAL MEETING
                                                                           LOGO

1111 W. Jefferson Street          George J. Harad              BOISE CASCADE CORPORATION
P.O. Box 50                       Chairman
Boise, Idaho 83728-0001           Chief Executive Officer

March 6, 1996

Dear Shareholder:

     You are cordially invited to attend Boise Cascade's annual meeting of shareholders. The meeting will be held at the Boise Centre On the Grove, 850 West Front Street, Boise, Idaho, at 10 a.m., Mountain daylight time, on Friday, April 19, 1996. Your board of directors and management look forward to greeting personally those shareholders able to be present. However, if you are unable to attend, I urge you to return the enclosed proxy card as soon as possible.

     The meeting will be held for the following purposes:

        1.  To elect four directors to serve three-year terms.

        2. To consider and act upon a resolution to ratify the action of the board of directors in appointing Arthur Andersen LLP as independent auditors for the Company for 1996.

        3. To consider and act upon a proposed amendment to the Company's 1984 Key Executive Stock Option Plan to increase the number of shares of common stock available for issuance under the plan.

        4. To transact any other business that may properly come before the meeting.

     Shareholders of record on February 26, 1996, will be entitled to vote.

     During the meeting, management will review the Company's performance during the past year and comment on the outlook for the Company. There will be time for questions shareholders may have about the Company and its operations. Management representatives will also be on hand to talk individually with shareholders about our business.

     Regardless of the number of shares you own, your vote is important. Unless you plan to attend the meeting, please sign and return the proxy card in the enclosed envelope at your earliest convenience.

Sincerely yours,

LOGO
George J. Harad

PROXY STATEMENT

     This statement is being mailed on or about March 6, 1996, to the shareholders of Boise Cascade Corporation (the "Company"), 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001, in connection with the solicitation of proxies by the board of directors for the Company's 1996 annual meeting of shareholders.

     A shareholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by delivering to the independent tabulator a later proxy, by giving the Company written notice of revocation prior to or at the annual meeting of shareholders, or by voting in person at the meeting.

     The Company has a confidential voting policy which provides that individual shareholders' votes on a proxy card will not be disclosed to the Company other than in specified situations. The Company's proxy cards will be collected and tabulated by the inspector of election for the meeting, Corporate Election Services, Inc. The tabulator will forward comments written on the proxy cards to the Company for management's information, but information about individual shareholders' votes will not be communicated to the Company.

BUSINESS AT THE MEETING

1.  ELECTION OF DIRECTORS

     Your board of directors presently consists of 13 directors divided into three classes. Four directors are to be elected at the annual meeting, each to hold office until the 1999 annual meeting of shareholders and until a successor has been elected and qualified. All the nominees are presently directors. Nine directors will continue to serve in accordance with their previous elections.

     In the absence of other instructions, shares of the Company's common stock and Series D and Series G preferred stock represented by properly executed proxies will be voted in favor of the nominees. If any nominee becomes unavailable for election for any reason, either the proxies will be voted for a substitute recommended by the Nominating Committee and nominated by the board of directors or the board may make an appropriate reduction in the number of directors to be elected. Unless the number of directors to be elected has been so reduced, the four nominees for election as directors at the annual meeting who receive the greatest number of votes at the meeting will be elected as directors. Abstentions and broker nonvotes will have no effect on the election of directors.

NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 1999

-------------------

-------------------

                  ROBERT K. JAEDICKE, 67, became a director in 1983. He is professor (emeritus) of accounting at the Stanford University Business School and served as dean of Stanford's Graduate School of Business from 1983 to 1990. Professor Jaedicke is also a director of Wells Fargo & Company, Homestake Mining Company, Enron Corp., GenCorp Inc., State Farm Insurance Companies, and California Water Service Company.

-------------------

-------------------

                  PAUL J. PHOENIX, 68, was elected to the board of directors in 1987. He is the former chairman of the board and chief executive officer of Dofasco Inc., a steel products company. He is also a director of The Bank of Nova Scotia, Montreal Trust Co., Mutual Life of Canada, and GenCorp Inc.

-------------------

-------------------

                  FRANK A. SHRONTZ, 64, was elected to the board of directors in 1989. He is chairman of the board and chief executive officer of The Boeing Company, an aerospace company. He is also a director of Citicorp and Minnesota Mining & Manufacturing Co.

-------------------

-------------------

                  WARD W. WOODS, JR., 53, was elected to the board of directors in 1992. He is president and chief executive officer of Bessemer Securities Corporation, a privately held investment company. Mr. Woods is the managing general partner of Bessemer Holdings, L.P., and Bessemer Partners & Co. He is chairman of the board of Stant Corporation, Overhead Door Incorporated, and BCP/Essex Holdings, Inc., and is a director of Freeport-McMoRan Inc., Freeport-McMoRan Copper and Gold Inc., McMoRan Oil and Gas Company, Graphic Holdings, Inc., and several private companies.

DIRECTORS WHOSE TERMS EXPIRE IN 1998

-------------------

-------------------

                  ANNE L. ARMSTRONG, 68, was elected to the Company's board for the second time in 1978. She was originally elected in 1975 but resigned the following year to accept appointment as U.S. Ambassador to Great Britain. She had served earlier as a counselor to the President of the United States. Mrs. Armstrong is chairman of the board of trustees of the Center for Strategic and International Studies, Washington, D.C. She is also a director of General Motors Corporation, Halliburton Company, American Express Company, and Glaxo Wellcome p.l.c.

-------------------

-------------------

                  ROBERT E. COLEMAN, 71, became a director in 1982. He is the former chairman of the board and chief executive officer of Riegel Textile Corporation.

-------------------

-------------------

                  A. WILLIAM REYNOLDS, 62, was elected to the board of directors in 1989. He is the chief executive of Old Mill Group, a private investment firm. Mr. Reynolds is the former chairman of the board and chief executive officer of GenCorp Inc., a diversified manufacturing and service company. He is also a director of Boise Cascade Office Products Corporation, Eaton Corporation, and Stant Corporation and chairman of the Federal Reserve Bank of Cleveland.

-------------------

-------------------

                  ROBERT H. WATERMAN, JR., 59, was elected to the board in 1987. He was formerly a senior partner of McKinsey & Company, Inc., a management consulting firm. He is the founder and president of The Waterman Group, Inc., a research, writing, and venture management firm. Mr. Waterman has authored several books and essays on business management. He is also a director of AES Corporation and McKesson Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 1997

-------------------

-------------------

                  GEORGE J. HARAD, 51, was elected a member of the board and president of the Company in 1991. He was elected chief executive officer of Boise Cascade in 1994, became chairman of the board in 1995, and has been an executive officer of the Company since 1982. He is also chairman of the board of Boise Cascade Office Products Corporation and a director of Allendale Insurance Co.

-------------------

-------------------

                  DONALD S. MACDONALD, 64, was elected to the Company's board for the second time in February 1996. He was elected originally in 1978 but resigned in 1986. Mr. Macdonald is counsel in the Toronto law firm of McCarthy Tetrault. He is currently chairman of the Institute for Research on Public Policy, Montreal, and Chairman of the Design Exchange, Toronto. Mr. Macdonald served as Canadian High Commissioner to Great Britain and Northern Ireland from 1988 to 1991. In addition, he was a member of the Canadian House of Commons for 16 years and a former chairman of the Royal Commission on the Economic Union and Development Prospects for Canada. Between 1968 and 1977, he held the Cabinet positions of President of the Privy Council; Minister of National Defense; Minister of Energy, Mines, and Resources; and Minister of Finance. Mr. Macdonald is chairman and director of Siemens Electric Limited, and a director of Alberta Energy Company Limited, Banister Foundation Inc., Celanese Canada Inc., Hambros Canada Inc., Slough Estates Canada Limited, Sun Life Assurance Company of Canada, and TransCanada Pipelines Limited.

-------------------

-------------------

                  JAMES A. MCCLURE, 71, became a director in 1991. He served as a U.S. Representative for Idaho from 1966 through 1972 and as a U.S. Senator for Idaho from 1972 through 1990. He was a member of the Senate Energy and Natural Resources Committee, the Senate Appropriations Committee, and the Senate Rules Committee. Senator McClure is now of counsel to the Boise, Idaho, law firm of Givens, Pursley & Huntley and president of the Washington, D.C., consulting firm of McClure, Gerard & Neuenschwander, Inc. He is also a director of Coeur d'Alene Mines Corp. and The Williams Companies, Inc.

-------------------

-------------------

                  JANE E. SHAW, 57, was elected to the board of directors in 1994. She is the former president and chief operating officer of ALZA Corporation, a therapeutic systems company. Ms. Shaw is the founder of The Stable Network, which provides consulting services to the biopharmaceutical industry. She is also a director of Intel Corporation and McKesson Corporation.

-------------------

-------------------

                  EDSON W. SPENCER, 69, was elected to the board of directors in 1988. He is the former chairman of the board and chief executive officer of Honeywell Inc., an electronics manufacturing company. He is also a director of the American Express Mutual Fund Group and is chairman of the board of trustees of the Mayo Foundation.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     During 1995, the board of directors held six meetings. One director, Ward
W. Woods, Jr., participated in five of the six board meetings but was unable to participate in several specially scheduled committee meetings, which, in the aggregate, resulted in his attending less than 75% of the total meetings of the board and the committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors has a Committee of Outside Directors. This committee, composed of all 12 nonemployee directors of the Company, is responsible for reviewing the performance of the chief executive officer. This committee also reviews the performance and processes of the board of directors and communication among the board, management, and shareholders. The Committee of Outside Directors meets at least once each year, without management directors present, under the leadership of Mrs. Anne L. Armstrong. During 1995, this committee held three meetings.

     The board of directors has an Executive Committee. The committee can exercise most of the powers and authorities of the full board in the management of the business and affairs of the Company. The committee chairman is George J. Harad, and its other members are Mrs. Armstrong and Messrs. Coleman, Shrontz, and Spencer. During 1995, this committee held two meetings.

     The board of directors has an Executive Compensation Committee composed of the Company's nonemployee directors, excluding any director who is an executive officer of another company on whose board of directors any executive officer of the Company serves. In addition, this committee has no members who are employees of another company which engages in significant financial transactions with the Company. The Executive Compensation Committee is responsible for establishing all executive officer compensation and for administering stock option and variable compensation programs applicable to officers and directors. The committee chairman is Robert E. Coleman, and its other members are Mrs. Armstrong, Ms. Shaw, and Messrs. Jaedicke, Phoenix, Reynolds, Shrontz, Spencer, Waterman, and Woods. During 1995, this committee held six meetings.

     The board of directors has an Audit Committee composed of five members, none of whom is an officer or employee of the Company. The committee meets periodically with management, the Company's Internal Audit staff, and representatives of the Company's independent auditors to assure that appropriate audits of the Company's affairs are being conducted. In carrying out these responsibilities, the committee reviews the scope of internal and external audit activities and the results of the annual audit. The committee is also responsible for recommending a public accounting firm to serve as independent auditors each year. Both the independent auditors and the internal auditors have direct access to the Audit Committee to discuss the results of their examinations, the adequacy of internal accounting controls, and the integrity of financial reporting. The committee chairman is Edson W. Spencer, and its other members are Ms. Shaw and Messrs. Jaedicke, McClure, and Phoenix. During 1995, this committee held two meetings.

     The board of directors also has a Nominating Committee composed of five members, none of whom is an officer or employee of the Company. The committee reviews candidates to be considered for nomination to the board of directors and makes recommendations to the board. The committee chairman is Frank A. Shrontz, and its other members are Messrs. McClure, Reynolds, Waterman, and Woods. During 1995, the committee held three meetings.

     The board of directors has established qualifications which the Nominating Committee uses to evaluate board candidates. These qualifications provide that a director should have the ability to apply good, independent judgment in a business situation and should be able to represent the interests of all the Company's shareholders and constituencies. In addition, the Nominating Committee will consider candidates based on demonstrated maturity and experience; a geographic balance; diversity; special expertise in natural resources, environmental, energy, and health issues; and background as an educator in the fields of business, economics, or the sciences. A director must be free of any conflicts of interest which would interfere with his or her loyalty to the Company and its shareholders.

     Shareholders wishing to suggest nominees for the Nominating Committee's consideration for future elections should write to A. James Balkins III, Vice President, Associate General Counsel, and Corporate Secretary, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001, stating in detail the proposed nominee's qualifications and other relevant biographical information and providing an indication of the proposed nominee's consent to accept nomination. Shareholders wishing to nominate directors directly rather than through the Nominating Committee should review the procedures described in this proxy statement under "Shareholder Proposals -- Shareholder Nominations for Directors."

DIRECTORS' COMPENSATION

     Directors, except those who are also officers of the Company, are paid an annual retainer of $30,000 plus a fee of $1,500 for each board meeting attended in person. Committee chairmen receive an additional $6,500 per year. Directors receive $600 for any meeting of the board or of any committee conducted by telephone, $600 for personal attendance at the meeting of any committee to which they are assigned, and $600 for any action by consent in lieu of meeting. The directors are reimbursed for travel and other expenses related to attendance at the meetings.

     Nonemployee directors may elect to have any or all of their retainers and meeting fees paid in the form of stock options, rather than cash, through the Director Stock Compensation Plan ("DSCP"). Under the DSCP, nonemployee directors must specify by each December 31 the amount or percentage of their cash compensation to be earned in the following calendar year that they wish to have paid in the form of stock options. The DSCP has been approved by the Company's shareholders.

     The options are granted at the end of each calendar year to directors participating in the DSCP and are designed to be equal in value to the amount of compensation elected by each director to be paid in this form rather than cash compensation. The options have an exercise price of $2.50 per share, are exercisable six months following the date of grant, and expire three years following the director's resignation, retirement, or termination as a director of the Company. The number of option shares granted to each participating director was based upon the amount of compensation which he or she has elected not to receive in cash and the market value of the common stock on July 31, 1995. Seven of the 12 eligible directors participated in the DSCP in 1995, and seven directors have elected to participate in the plan in 1996.

     In 1995, the Company's shareholders approved the Director Stock Option Plan ("DSOP"). Under the DSOP, each individual who is a nonemployee director of the Company as of January 1 or is elected prior to July 31 will receive a stock option grant on July 31. Directors elected between August 1 and December 31 will receive a grant when they are elected to the board. In 1995, each of the Company's nonemployee directors received an option to purchase 1,000 shares of the Company's common stock at a price equal to the market price of the stock on the date the option was granted. The options are exercisable one year following the date of grant and expire the earlier of (a) three years following the director's retirement, resignation, death, or termination as a director of the Company or (b) ten years after the grant date.

     The Company also has a deferred compensation program for nonemployee directors. The program, first adopted in 1983, allowed each director to defer a portion of his or her compensation earned between January 1, 1984, and December 31, 1987. The program was subsequently extended to December 1991 and again to December 1995. In 1995, a new plan was adopted, similar to the previous deferred compensation plans, which allows each nonemployee director to defer compensation earned between January 1, 1996, and December 31, 2000.

     Under this program, a nonemployee director may defer from a minimum of $5,000 to a maximum of 100% of his or her director's cash compensation in a calendar year. Under the 1983 plan, interest accrues on the deferred amount at a monthly rate equal to Moody's Composite Average of Yields on Corporate Bonds plus four percentage points. Under the plans in place since 1988, interest accrues on these accounts at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. The plans prior to 1995 provide for a minimum death benefit based upon the amount of the four-year deferral. The Company has purchased corporate-owned life insurance policies to help offset the expense of these plans. The directors' deferred compensation plans provide for payment of the Company's obligations under the plans through a trust in the event of a change in control of the Company (as defined in the plans). For more information on this trust, see "Other Benefit Plans -- Deferred Compensation and Benefits Trust." As of December 31, 1995, eight current directors were participating in the deferred compensation program.

CONSULTING AND LEGAL SERVICES

     James A. McClure is president of the consulting firm of McClure, Gerard & Neuenschwander, Inc., located in Washington, D.C. This firm provides consulting services in the area of governmental and environmental affairs at the national level. The Company paid $25,000 to the firm for consulting services in 1995 and has retained the firm's services for 1996. These consulting services are retained independently of Mr. McClure's service on the Company's board of directors.

     Donald S. Macdonald is counsel in the law firm of McCarthy Tetrault located in Toronto, Ontario, Canada. During 1995, this firm provided legal services to the Company and certain of its affiliates, and the Company expects to use McCarthy Tetrault's services in 1996. These legal services are retained independently of Mr. Macdonald's service on the Company's board of directors.

2.  RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to shareholder ratification, the board of directors has appointed the public accounting firm of Arthur Andersen LLP to be the Company's independent auditors for 1996. Representatives of the firm will be available at the annual meeting to respond to questions from shareholders. They have advised the Company that they do not presently plan to make a statement at the meeting, although they will have the opportunity to do so.

     In the absence of other instructions, shares represented by properly executed proxies will be voted "FOR" the ratification of the appointment of Arthur Andersen LLP as auditors for 1996.

    The Board of Directors Unanimously Recommends a Vote "FOR" Ratification of the Appointment of Arthur Andersen LLP as Auditors for 1996.

3.  APPROVAL OF AN AMENDMENT TO THE 1984 KEY EXECUTIVE STOCK OPTION PLAN

     The Company's shareholders are asked to consider and approve an amendment to the Company's 1984 Key Executive Stock Option Plan (the "KESOP") which will increase the number of shares of common stock which may be issued under the KESOP by 1,100,000 shares.

     Under the KESOP, the Executive Compensation Committee of the board of directors may grant options for key employees, including executive officers of the Company and its subsidiaries, to purchase shares of the Company's $2.50 par value common stock. Nonemployee directors are not eligible for grants under the plan. Twenty-four executive officers and 176 other key employees received option grants under the plan in 1995. The plan permits the grant of options through July 24, 2004.

     Since the adoption of the plan in 1983, options have been granted under the plan to purchase a total of 8,081,944 shares of the Company's common stock. Since 1984, 2,431,267 of these shares of common stock have been purchased pursuant to the exercise of options, 4,340,033 shares remain subject to option, and 1,310,644 shares have expired unexercised. There are 432,434 shares currently available for future stock option grants under the plan. In December 1995, the board of directors amended the KESOP, subject to shareholder approval, to increase by 1,100,000 the number of shares of the Company's common stock which may be available under the plan. If shareholders approve this amendment, a total of 1,532,434 shares of the Company's common stock will be available for issuance pursuant to exercise of options which may be granted under the KESOP. The number of shares which will be available for future grants under the KESOP and under the Company's two director stock plans (Director Stock Compensation Plan and Director Stock Option Plan, described under "Election of
Directors -- Directors' Compensation"), plus the number of shares currently granted and unexercised under these plans, is less than 9.9% of the Company's fully diluted outstanding common stock.

     The board believes that this amendment is essential to maintain the Company's balanced and competitive total compensation program. Through the KESOP, key employees of the Company have a portion of their total compensation dependent upon the long-term growth of the Company and improvement in shareholder value. The KESOP is also an essential factor in the Company's ability to attract and retain highly qualified managerial personnel to fill key positions within the Company. It has been and is expected to be a significant factor in the development of the Company's managerial organization and the growth of its business. In order to maintain the continuity and consistency of the program, as well as to minimize administrative costs and complexity, the board believes it is preferable to authorize additional shares for issuance under the plan rather than have the Company adopt and implement an entirely new plan.

     Options under the KESOP must be granted at the fair market value of the Company's common stock on the date of grant. The plan does not permit "repricing" of already granted options. The exercise price may be paid in the form of (a) cash, (b) Company stock having a fair market value equal to the exercise price, (c) the proceeds of a loan authorized by the Executive Compensation Committee, or (d) any combination of the foregoing. As of February 26, 1996, the closing price of the Company's common stock on the New York Stock Exchange was $37.50 per share.

     Amendments. The board of directors is authorized to amend the KESOP at any time. However, shareholders must approve amendments (other than an adjustment by reason of a stock split, stock dividend, capitalization, merger, consolidation, or certain other events) which (a) increase the total number of shares that may be purchased through options, (b) change the employee eligibility requirements,
(c) change the provisions regarding grant price, (d) permit any person who is a member of the committee to receive an option, (e) change the manner of computing the amount to be paid through a stock appreciation right, (f) materially increase the cost of the KESOP to the Company or the benefits to participants, or (g) extend the period for granting options or stock appreciation rights.

     Federal Income Tax Consequences. Under current federal law, an employee who is granted a stock option is not subject to income taxation upon the grant of an option under the KESOP. Upon exercise of an option, the employee will realize ordinary income equal to the excess of the fair market value of the common stock at that time over the exercise price. In general, the basis of shares acquired upon option exercise will be their fair market value on the date of exercise. The Company will be entitled to a federal income tax deduction at the time and in the same amount as the employee realizes ordinary income on the exercise of an option.

     No incentive stock options or tax offset bonuses have been granted under the plan, and all previously granted SARs were canceled by the Company effective May 1, 1991. No SARs have been granted since that date.

     Additional Information. It is not possible to state the amount of options under the KESOP which will be granted in 1996 to specific officers, officers as a group, or nonofficer employees as a group. Nonemployee directors are not eligible for grants under the KESOP. The plan does not permit grants to any one individual, during the life of the plan, of options to purchase more than 15% of the total number of shares authorized for issuance under the plan. More information regarding options granted and exercised under the KESOP can be found under "Compensation Tables -- Stock Options." These tables disclose the benefits under the KESOP actually provided to Company employees and executive officers in 1995; these amounts would not have been different under the plan as proposed to be amended. A copy of the plan is on file with the Securities and Exchange Commission.

VOTE REQUIRED

     The affirmative vote of shareholders representing a majority of the shares of common and preferred stock voting on this matter, voting together, in person or by proxy, at the annual meeting of shareholders is required for approval of this amendment to the KESOP. Abstentions and broker nonvotes are not counted as votes cast either for or against the proposal.

    The Board of Directors Unanimously Recommends a Vote "FOR" the Approval of the Amendment to the 1984 Key Executive Stock Option Plan.

4.  OTHER BUSINESS

     The Company's management knows of no other matters to be brought before the meeting for a vote. If, however, other matters are presented for a vote at the meeting, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters.

     At the meeting, management will report on the Company's business, and shareholders will have an opportunity to ask questions.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     According to information furnished to the Company by the directors, nominees for director, and executive officers, the shares of Company common stock beneficially owned by them on December 31, 1995, were as follows:

                           OWNERSHIP OF COMPANY STOCK
--------------------------------------------------------------------------------

                                                                               AMOUNT AND NATURE OF        PERCENT
NAME OF BENEFICIAL OWNER                                                       BENEFICIAL OWNERSHIP       OF CLASS
-------------------------------------------------------------------------------------------------------------------
DIRECTORS(1)
Anne L. Armstrong............................................................            5,269                  *
Robert E. Coleman............................................................            4,987                  *
George J. Harad..............................................................          502,171(2)               1%
Robert K. Jaedicke...........................................................            1,496                  *
Donald S. Macdonald..........................................................              700                  *
James A. McClure.............................................................            3,365                  *
Paul J. Phoenix..............................................................            3,084                  *
A. William Reynolds .........................................................           17,380                  *
Jane E. Shaw.................................................................            2,044                  *
Frank A. Shrontz.............................................................            4,000                  *
Edson W. Spencer.............................................................           14,770                  *
Robert H. Waterman, Jr. .....................................................            9,666                  *
Ward W. Woods, Jr............................................................           16,583                  *
OTHER NAMED EXECUTIVES
Peter G. Danis Jr............................................................          151,948(2)               *
N. David Spence..............................................................          107,991(2)               *
Richard B. Parrish...........................................................          120,337(2)               *
Alice E. Hennessey...........................................................          133,755(2)               *
All directors, nominees for director,
  and executive officers as a group(1)(2)(3).................................        2,099,067               4.03%

* Less than 1% of class
--------------------------------------------------------------------------------

(1) Beneficial ownership for the directors includes all shares held of record or in street name, plus options granted but unexercised under the Director Stock Compensation Plan ("DSCP") and Director Stock Option Plan ("DSOP"), described under "Election of Directors -- Directors' Compensation." The number of shares subject to options under the DSCP included in the beneficial ownership table is as follows: Mrs. Armstrong, 2,769 shares; Ms. Shaw, 1,044 shares; and Messrs. Coleman, 1,987 shares; McClure, 2,115 shares; Phoenix, 1,751 shares; Reynolds, 6,380 shares; Spencer, 1,264 shares; Woods, 5,583 shares; and directors as a group, 22,893 shares. The number of shares subject to options under the DSOP included in the beneficial ownership table is as follows: 1,000 shares for each nonemployee director (except Mr. Macdonald) and 11,000 shares for the directors as a group.

(2) The beneficial ownership for these executive officers includes all shares held of record or in street name, plus options granted but unexercised under the 1984 Key Executive Stock Option Plan ("KESOP"), described under "Compensation Tables -- Stock Options," and interests in shares of common stock held in the Company Common Stock Fund by the trustee of the Company's Savings and Supplemental Retirement Plan ("SSRP"), a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code. The following table indicates the nature of each executive's stock ownership and also shows the number of shares of convertible preferred stock, Series D, held in the Employee Stock Ownership Plan ("ESOP") fund of the SSRP, which is not included in the beneficial ownership table.

                                                       Common      Unexercised      SSRP          ESOP
                                                       Shares        Option        (Common     (Preferred
                                                        Owned        Shares        Stock)        Stock)
                                                       -------     -----------     -------     ----------
        George J. Harad..............................   3,050         491,650       7,471           552
        Peter G. Danis Jr............................   1,740         146,417       3,791           372
        N. David Spence..............................      37         106,083       1,871           162
        Richard B. Parrish...........................   3,358         114,234       2,745           372
        Alice E. Hennessey...........................   7,680         117,234       8,841           308
        All executive officers as a group............  27,389       1,897,032      91,302         9,760

(3) The executive officers, directors, or nominees for director (individually or as a group) do not own more than 1% of any series of the Company's preferred stock.

     On December 31, 1995, the Company's directors, nominees for director, and executive officers beneficially owned the indicated number of shares of common stock of the Company's majority-owned subsidiary, Boise Cascade Office Products
Corporation:

          OWNERSHIP OF BOISE CASCADE OFFICE PRODUCTS CORPORATION STOCK

--------------------------------------------------------------------------------------------------------------------
                                                                            COMMON       UNEXERCISED
                                                                            SHARES          OPTION          TOTAL
NAME OF BENEFICIAL OWNER                                                   OWNED(1)         SHARES        SHARES(2)
--------------------------------------------------------------------------------------------------------------------
DIRECTORS
George J. Harad .........................................................     1,000               0           1,000
A. William Reynolds .....................................................    10,000           2,000          12,000

OTHER NAMED EXECUTIVES
Peter G. Danis Jr. ......................................................    10,000          67,400          77,400
All directors, nominees for director, and executive officers as a
  group..................................................................    26,945         111,800         138,745
--------------------------------------------------------------------------------------------------------------------

(1) Includes direct and indirect ownership.

(2) The individual and aggregate beneficial ownership represents less than 1% of the outstanding shares.

EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the board of directors, consisting entirely of nonemployee directors, is responsible for approving the compensation programs and individual salaries for the Company's executive officers. The following report is intended to assist shareholders in understanding the basis for the committee's compensation decisions during 1995.

EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Company is committed to providing fair and competitive total compensation to all employees. The Company's executive compensation program is designed to attract, motivate, reward, and retain the broad-based management talent critical to the Company's achievement of its objectives.

     Compensation for all the Company's employees, including its executive officers, is based on each employee's job responsibilities and on his or her individual performance over time. In order to ensure that compensation levels remain appropriate in light of the compensation program objectives, the Company subscribes to various reports on executive compensation and collects information about the compensation practices of 31 other companies within the forest products industry. (Of these, 13 are included among the 14 companies in the paper and forest products company index included in the performance graph following this report.) The companies within the forest products industry used for this purpose are selected primarily because comparable levels of responsibility can be identified for executives within these companies. The Company also collects information regarding compensation practices of approximately 287 Fortune 500 manufacturing companies. Collectively, these forest products industry and manufacturing companies are referred to as "peer group" companies in this report. In addition to the compensation information regarding peer group companies, the Company and the Executive Compensation Committee utilize information regarding executive compensation programs provided by human resource consulting firms, including, in 1995, Hewitt Associates, Management Compensation Services, Stern Stewart & Co., and Towers Perrin.

     The Company's executive compensation program has four principal components: base salary, annual variable incentive compensation, stock options, and other compensation programs. The committee believes these components collectively provide fair and competitive compensation and form an appropriate relationship between an executive's compensation, the executive's performance, and the Company's performance. The Company's executive compensation plans also reflect the committee's intent that compensation paid to executive officers will qualify for federal income tax deduction by the Company. However, the committee recognizes that an element of subjective judgment is inherent in executive compensation decisions and reserves the authority to make compensation payments that may not necessarily satisfy federal tax law requirements regarding deductibility.

     During 1995, compensation for executive officers and key managers was directly linked to the Company's performance through a cash-based annual variable (at-risk) incentive component and was also linked to the growth in the value of the Company's stock through a stock option program.

     Base Salary. A salary guideline is established for each salaried position in the Company, including each executive officer position. The midpoint of each salary guideline is generally equal to the average salary adjusted for company size (sales) of equivalent positions at the peer group companies. The committee determines each executive officer's base salary by reviewing his or her sustained job performance over time, based on individual performance and performance of the business or staff unit over which the executive officer exercises responsibility. Business or staff unit performance is assessed against such measures as economic value added, return on total capital, achievement of sales or production targets, effectiveness of cost-containment measures, progress toward implementation of Total Quality process improvements, and other factors relevant to each executive officer's position. The relative weight attributed to each factor, with respect to each executive officer, is an inherently subjective judgment.

     Annual Variable Incentive Compensation. The Executive Compensation Committee establishes objective performance criteria for the Company's annual executive officer variable incentive compensation program, or pay at risk. This program has been approved by the Company's shareholders, and it, together with similar plans covering managers in specific operating divisions or locations, is applicable to about 550 of the Company's key managers, including all executive officers. The plan covering executive officers is administered by the Executive Compensation Committee. The committee has established a target payout for the chief executive officer which, over time (a complete business cycle), should average approximately 60% of the chief executive officer's base salary, assuming satisfactory Company performance. Prior to 1996, this target payout was 44% but was increased by the committee based on a review of incentive compensation practices of peer group companies and the committee's desire to increase the incentive portion of the chief executive officer's total compensation.

     For 1995, the criteria for the executive officer plan (including the chief executive officer) specified percentages of the participants' compensation to be paid as additional cash compensation based on improvements in the Company's economic value added ("EVA"(R)). Economic value added is determined by calculating the Company's income from operations and subtracting a cost of capital charge. The cost of capital charge is intended to represent an estimated average of the Company's weighted pretax cost of capital. The Company adopted the EVA-based incentive plan because studies showed that for Boise Cascade, increases in EVA correlated more closely than any other financial measure with increases in shareholder value. The actual payout under this plan, if any, will vary from year to year, depending on the Company's financial performance during each year. Target payout amounts, over time, for executive officers also vary depending on each officer's level of responsibility and competitive compensation practices.

     For the chief executive officer, payment under the 1995 program was about 122% of base salary and is reported in the Summary Compensation Table. No payment was made to executive officers under the 1993 program. Amounts paid in 1994 under the variable incentive program, including a discretionary incentive payment, are reflected in the Summary Compensation Table.

     Stock Options. The Company's long-term incentive compensation for executive officers and other key managers is provided through grants of stock options. The stock option plan has been approved by the Company's shareholders and is administered by the Executive Compensation Committee of the board of directors. Stock options have generally been granted to plan participants each year. The number of stock options granted is determined by a competitive compensation analysis and consultants' recommendations and is based on each individual's salary guideline and responsibility. The committee may also consider the number and exercise price of options granted to individuals in the past. Corporate or business unit measures are not used by the committee in determining the size of individual option grants. All grants have been made with an exercise price equal to the fair market value of the Company's common stock on the date of grant.

     During 1995, stock options were granted to the Company's executive officers and other participating employees. Mr. Harad received a grant of an option to purchase 77,200 shares of the Company's common stock. In determining the number of shares to include in Mr. Harad's grant, the committee considered information about stock option grants to chairmen and chief executive officers of the peer group companies, the number of shares granted to other chief executive officers and the value of those options, the size of grants offered to the Company's other executive officers, and the number and exercise price of shares Mr. Harad had under previous grant.

     The stock option plan limits the number of shares that can be issued to any individual over the life of the plan to 15% of the total number of shares authorized by shareholders for issuance under the plan. This provision reflects the committee's view that the stock option plan is intended to provide long-term incentive compensation to a relatively broad spectrum of the Company's executives.

     Other Compensation Plans. Each of the Company's executive officers is entitled to receive additional compensation in the form of payments, allocations, or accruals under various compensation and benefit plans, as described more fully in the footnotes to the Summary Compensation Table and under the heading "Other Benefit Plans" in this proxy statement. Each of these plans or programs is an integral part of the Company's overall compensation program, which is designed to fairly compensate and effectively motivate superior long-term job performance and to enable the Company to continue to attract and retain executives with the abilities to build and manage the Company into the future.

     Compensation of Chief Executive Officer. Each year, the committee reviews the criteria discussed under "Base Salary" above and establishes the chief executive officer's base salary. The chief executive officer's performance is formally reviewed by the Executive Compensation Committee against a written performance plan. In 1995, the committee set Mr. Harad's base salary at $687,504 per year. This reflects Mr. Harad's 24 years of experience with the Company, his responsibilities as chief executive officer, and his role in the Company's strategic positioning, cost-effectiveness programs, and Total Quality evolution. This salary rate is at approximately the midpoint of the designated salary guideline ($684,000) for the Company's chief executive officer. Mr. Harad also received payments under the Company's incentive compensation plan, as previously described.

     Executive Compensation Committee of the Board of Directors.

           Robert E. Coleman, Chairman
           Anne L. Armstrong
           Robert K. Jaedicke
           Paul J. Phoenix
           A. William Reynolds
           Jane E. Shaw
           Frank A. Shrontz
           Edson W. Spencer
           Robert H. Waterman, Jr.
           Ward W. Woods, Jr.

PERFORMANCE GRAPH

     The following graph provides a comparison of the five-year cumulative total return (assuming reinvestment of dividends) for the Standard & Poor's 500 index, the Standard & Poor's paper and forest products company index, and the Company.

      Measurement Period          Boise Cas-     Paper & For-     S&P 500 In-
    (Fiscal Year Covered)         cade Corp.     est Products         dex
1990                                       100             100             100
1991                                     90.10          126.84          130.47
1992                                     88.11          145.03          140.41
1993                                    100.59          159.84          154.56
1994                                    117.29          166.55          156.60
1995                                    153.72          183.37          215.45

                                   BASE
                                  PERIOD        RETURN         RETURN         RETURN         RETURN         RETURN
COMPANY/INDEX NAME                 1990          1991           1992           1993           1994           1995
-------------------------------------------------------------------------------------------------------------------
Boise Cascade Corp.                $100         $ 90.10        $ 88.11        $100.59        $117.29        $153.72
Paper & Forest Products             100          126.84         145.03         159.84         166.55         183.37
S&P 500 Index                       100          130.47         140.41         154.56         156.60         215.45

     In 1995, Boise Cascade's total return to shareholders was 31.1%, compared with 10.1% for the paper and forest products sector of the Standard & Poor's 500 and 37.6% for the Standard & Poor's 500 itself.

     For the three-year period ending December 31, 1995, Boise Cascade's total return to shareholders was 74.7%, compared with 24.3% for the paper and forest products sector of the Standard & Poor's 500 and 52.8% for the Standard & Poor's 500 itself.

COMPENSATION TABLES

     The individuals named in the following tables include the Company's chief executive officer and the four other most highly compensated executive officers of the Company during 1995.

     The following table describes compensation earned by the named individuals during each of the last three years:

                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                  ANNUAL COMPENSATION             ------------
                                         --------------------------------------    SECURITIES
                                                                     OTHER         UNDERLYING
                                                                    ANNUAL          OPTIONS/        ALL OTHER
                                         SALARY($)   BONUS($)   COMPENSATION($)     SARS(#)      COMPENSATION($)
  NAME AND PRINCIPAL POSITION     YEAR      (2)        (3)            (4)             (5)              (6)
----------------------------------------------------------------------------------------------------------------
George J. Harad,                  1995   $671,880   $838,824        $   487           77,200         $63,904
Chairman and Chief                1994    532,349    349,190            156          202,200          40,696
  Executive Officer               1993    435,003          0            669           39,200          18,393

Peter G. Danis Jr.,               1995    385,800    398,762            839                0(1)       49,684
Executive Vice President and      1994    366,000    191,345          2,440           22,300          45,356
  General Manager,                1993    366,000          0         87,437           22,300          40,407
  Office Products
  Distribution(1)

N. David Spence,                  1995    278,556    292,262            121           19,700          41,055
Senior Vice President             1994    256,242    135,757            487           16,400          23,837
  and General Manager,            1993    239,502          0              0           14,500          19,435
  Paper Division

Richard B. Parrish,               1995    264,558    274,361              0           19,700          28,236
Senior Vice President,            1994    253,257    133,839              0           16,400          31,584
  Building Products               1993    245,004          0              0           14,500          27,092

Alice E. Hennessey,               1995    263,850    272,711              0           19,700          32,189
Senior Vice President,            1994    255,501    134,882              0           16,400          33,729
  Human Resources and             1993    248,004          0            310           16,400          29,349
  Corporate Relations
----------------------------------------------------------------------------------------------------------------

(1) Mr. Danis is also president and chief executive officer, Boise Cascade Office Products Corporation. The Company paid $91,500 of Mr. Danis' 1995 salary; the remainder of his 1995 salary, his 1995 bonus, and most of his "All Other Compensation" were paid by Boise Cascade Office Products Corporation. During 1995, Mr. Danis was not granted an option to purchase shares of the Company's common stock. He was granted an option during 1995, by the Compensation Committee of the Boise Cascade Office Products Corporation board of directors, to purchase 67,400 shares of Boise Cascade Office Products Corporation's $.01 par value common stock under its Key Executive Stock Option Plan.

(2) Includes amounts deferred under the Company's SSRP and 1986 Executive Officer Deferred Compensation Plan.

(3) Payments, if any, under the Company's variable incentive compensation program. See "Executive Compensation -- Executive Compensation Committee Report -- Annual Variable Incentive Compensation."

(4) The amounts shown in this column reflect the amount of federal income tax incurred by the named executive and paid by the Company relating to various executive officer benefits. In addition, for 1993, the aggregate cost to the Company of providing perquisites received by Peter G. Danis Jr. is also reported and includes $77,659 of expenses incurred by the Company in connection with relocating Mr. Danis at the Company's request. The cost incurred by the Company during these years for all the various perquisites provided to each of the named executive officers, except for Peter G. Danis Jr. for 1993, is not included in this column, because the amount did not exceed the lesser of $50,000 or 10% of the executive's compensation during each year.

(5) Grants under the Company's 1984 Key Executive Stock Option Plan.

(6) Amounts disclosed in this column include the following:
--------------------------------------------------------------------------------

                                          COMPANY MATCHING
                                          CONTRIBUTIONS TO
                                              THE 1986           ACCRUALS OF
                                             EXECUTIVE          ABOVE-MARKET                            COMPANY-
                                              OFFICER         INTEREST ON 1986         COMPANY        PAID PORTION
                                              DEFERRED        EXECUTIVE OFFICER    ALLOCATIONS TO     OF EXECUTIVE
                                          COMPENSATION OR         DEFERRED          THE EMPLOYEE      OFFICER LIFE
                                             SSRP PLANS       COMPENSATION PLAN    STOCK OWNERSHIP     INSURANCE
                                  YEAR         ($)(*)           BALANCES ($)          PLAN ($)        PROGRAMS ($)
------------------------------------------------------------------------------------------------------------------
George J. Harad.................  1995         $37,635             $ 8,560              $2,000           $15,709
                                  1994          27,609               6,855               3,000             3,232
                                  1993           6,720               6,758               1,600             3,315
Peter G. Danis Jr. .............  1995          21,166              22,336               2,000             4,182
                                  1994          18,446              19,795               3,000             4,115
                                  1993          15,372              19,017               1,600             4,418
N. David Spence ................  1995          15,220               5,630               1,180            19,025
                                  1994          12,944               4,688               1,595             4,610
                                  1993          10,059               4,281                 784             4,311
Richard B. Parrish .............  1995          14,582               9,145               2,000             2,509
                                  1994          12,787               7,795               3,000             8,002
                                  1993          10,290               7,484               1,600             7,718
Alice E. Hennessey .............  1995          14,580              14,169               2,000             1,440
                                  1994          12,898              12,414               3,000             5,417
                                  1993          10,416              11,831               1,600             5,502
------------------------------------------------------------------------------------------------------------------

(*) The Company's 1986 Executive Officer Deferred Compensation Plan is an unfunded plan pursuant to which executive officers may irrevocably elect to defer receipt of a portion (6% to 20%) of their base salary until termination of employment or beyond. Amounts so deferred are generally credited with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. The Company's SSRP is a profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code which contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the Code.

     Stock Options. The following table provides detailed information regarding option grants under the Company's 1984 Key Executive Stock Option Plan ("KESOP") during 1995 to the five executives named in the Summary Compensation Table as well as to all executive officers as a group and nonofficer employees as a group:

                           OPTION/SAR GRANTS IN 1995

--------------------------------------------------------------------------------------------------------------------

                                                   INDIVIDUAL GRANTS                               POTENTIAL
                                --------------------------------------------------------       REALIZABLE VALUE
                                 NUMBER OF                                                     AT ASSUMED ANNUAL
                                 SECURITIES       PERCENT OF                                    RATES OF STOCK
                                 UNDERLYING     TOTAL OPTIONS/    EXERCISE                    PRICE APPRECIATION
                                OPTIONS/SARS   SARS GRANTED TO     OR BASE                    FOR OPTION TERM(2)
                                  GRANTED        EMPLOYEES IN       PRICE     EXPIRATION   -------------------------
             NAME                   (#)          FISCAL YEAR      ($/SH)(1)      DATE         5%($)        10%($)
--------------------------------------------------------------------------------------------------------------------
George J. Harad...............      77,200           10.3%         $43.875      7/28/05    $ 2,130,162   $ 5,398,243
Peter G. Danis Jr.(3).........           0             --               --           --             --            --
N. David Spence...............      16,400            2.2           43.875      7/28/05        452,521     1,146,777
                                     3,300            0.4           40.625      9/29/05         84,311       213,661
Richard B. Parrish............      16,400            2.2           43.875      7/28/05        452,521     1,146,777
                                     3,300            0.4           40.625      9/29/05         84,311       213,661
Alice E. Hennessey............      16,400            2.2           43.875      7/28/05        452,521     1,146,777
                                     3,300            0.4           40.625      9/29/05         84,311       213,661
Executive officers                 302,000           40.3           43.875      7/28/05      8,333,016    21,117,480
  as a group..................      13,200            1.8           40.625      9/29/05        337,245       854,644
Nonofficer employees as a
  group.......................     433,600           57.9           43.875      7/28/05     11,964,224    30,319,667
--------------------------------------------------------------------------------------------------------------------

(1) Under the KESOP, the exercise price must be the fair market value at the date of grant. Options granted under this plan during 1995 were fully vested when granted. However, except for specific situations, the options are not exercisable until one year after the date of the grant. Under the plan, no options may be granted after July 24, 2004.

(2) The dollar amounts in these columns are based on price appreciation calculations required by the SEC and are not intended to forecast possible future appreciation of the Company's common stock price. Based on these price appreciation calculations and an assumed beginning stock value of $43.875, at July 28, 2005, the Company's outstanding common stock would be trading at $71.47 and $113.80 per share, respectively, which represents in aggregate a potential realizable increase in stock value for common stock shareholders of $1.318 billion and $3.340 billion, respectively. In addition, the dollar amount shown for the named executives is not discounted to present value and is prior to payment of federal and state taxes.

(3) During 1995, Mr. Danis was not granted an option to purchase shares of the Company's common stock. He was granted an option during 1995, by the Compensation Committee of the Boise Cascade Office Products Corporation board of directors, to purchase 67,400 shares of Boise Cascade Office Products Corporation's $.01 par value common stock under its Key Executive Stock Option Plan.

     The following table sets forth information concerning the exercise of stock options during 1995 and the year-end value of all unexercised stock options granted under the KESOP to the five executives named in the Summary Compensation Table.

       AGGREGATE OPTION/SAR EXERCISES FOR 1995 AND 1995 OPTION/SAR VALUES
--------------------------------------------------------------------------------

                                                                                                VALUE OF
                                                                  NUMBER OF                   UNEXERCISED
                                                            SECURITIES UNDERLYING             IN-THE-MONEY
                                                            UNEXERCISED OPTIONS/            OPTIONS/SARS AT
                          SHARES ACQUIRED     VALUE          SARS AT 12/31/95(#)              12/31/95($)
          NAME             UPON EXERCISE     REALIZED(1)  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
------------------------------------------------------------------------------------------------------------------
George J. Harad.........       12,500        $ 95,398          383,200/108,450             $3,479,113/304,688
Peter G. Danis Jr. .....       14,167         134,690          146,417/      0              1,033,738/      0
N. David Spence.........            0               0           86,383/ 19,700                753,613/      0
Richard B. Parrish......            0               0           94,534/ 19,700                690,638/      0
Alice E. Hennessey......        8,334          58,263           97,534/ 19,700                753,950/      0
------------------------------------------------------------------------------------------------------------------

(1) The "value realized" represents the difference between the option's exercise price and the value of the Company's common stock at the time of exercise.

(2) This column indicates the aggregate amount, if any, by which the common stock share price on December 29, 1995, $34.625, exceeded the options' exercise price.

OTHER BENEFIT PLANS

     Deferred Compensation. Under the Company's 1982 Executive Officer Deferred Compensation Plan, individuals elected as executive officers prior to January 1, 1987, had an opportunity to defer between 6% and 10% of their total compensation earned during a period of four years. In addition, each participant could elect to have an amount of up to 3.6% of his or her compensation contributed to the plan by the Company in lieu of Company matching contributions to the Company's Savings and Supplemental Retirement Plan ("SSRP"). This plan is not funded, and the cost of the plan to the Company has been largely offset by participant salary deferrals. The benefit payable upon retirement at age 65 is determined by the amount of salary deferred, any amounts contributed by the Company, and the number of years to normal retirement age at the time of contribution. The benefits are payable, over a 15-year period, in equal monthly installments. Participants may also elect to receive their accrued account amount in a lump sum, subject to a 10% penalty and suspension of the opportunity to make contributions to any deferred compensation plan of the Company for a specified period of time.

     The following table sets forth the contributions and benefits under this plan for the named individuals participating in the plan as of December 31, 1995.

---------------------------------------------------------------------------------------------------------------------
                                                                    YEARS OF
                                                                     SERVICE
                                                                 UPON ATTAINMENT     PARTICIPANT'S     ANNUAL BENEFIT
                                                                    OF AGE 65          DEFERRAL          AT AGE 65
---------------------------------------------------------------------------------------------------------------------
George J. Harad................................................         38              $87,225           $118,120
Peter G. Danis Jr..............................................         29               91,275             88,152
Richard B. Parrish.............................................         42               71,343            113,688
Alice E. Hennessey.............................................         39               68,551             96,408
---------------------------------------------------------------------------------------------------------------------

     Pension Plan. The estimated annual benefits payable upon retirement at age 65 under the Company's Pension Plan for Salaried Employees for specified high-five-year average remuneration and years-of-service classifications are described in the following table:

                               PENSION PLAN TABLE

---------------------------------------------------------------------------------------------------------------------
                                                                        YEARS OF SERVICE
                                            -------------------------------------------------------------------------
REMUNERATION                                   15           20           25           30           35           40
---------------------------------------------------------------------------------------------------------------------
 $  200,000                                 $ 37,500     $ 50,000     $ 62,500     $ 75,000     $ 87,500     $100,000
    250,000                                   46,875       62,500       78,125       93,750      109,375      125,000
    300,000                                   56,250       75,000       93,750      112,500      131,250      150,000
    400,000                                   75,000      100,000      125,000      150,000      175,000      200,000
    500,000                                   93,750      125,000      156,250      187,500      218,750      250,000
    600,000                                  112,500      150,000      187,500      225,000      262,500      300,000
    700,000                                  131,250      175,000      218,750      262,500      306,250      350,000
    800,000                                  150,000      200,000      250,000      300,000      350,000      400,000
    900,000                                  168,750      225,000      281,250      337,500      393,750      450,000
  1,000,000                                  187,500      250,000      312,500      375,000      437,500      500,000
---------------------------------------------------------------------------------------------------------------------

     The pension plan entitles each vested employee, including executive officers, to an annual pension benefit at normal retirement equal to 1 1/4% of the highest average of any five consecutive years of salary and other compensation (as defined in the plan) out of the last ten years of employment, multiplied by the employee's years of service.

     The years of service determined under the provisions of the plan as of December 31, 1995, for each of the executive officers listed in the Summary Compensation Table were as follows: George J. Harad, 25; Peter G. Danis Jr., 28;
N. David Spence, 19; Richard B. Parrish, 35; and Alice E. Hennessey, 33.

     For purposes of determining the benefit amount under the pension plan, an employee's base salary is used, plus amounts earned under the Company's variable incentive compensation program (only "Salary" and "Bonus" from the Summary Compensation Table). The Company-provided pension would, as of December 31, 1995, be based on the following compensation amounts, which represent the highest average of each executive's annual compensation during any five consecutive years for 1986 through 1995: Messrs. Harad, $558,567; Danis, $435,768; Spence, $268,518; and Parrish, $290,163; and Mrs. Hennessey, $288,773.

     Benefits are computed (as in the foregoing table) on a straight-life annuity basis and are not subject to offset by social security or other retirement-type benefits. An employee is 100% vested in his or her pension benefit after five years of service, except for certain breaks in service. If an employee is entitled to a pension benefit under the Company's pension plan in excess of the limitations imposed by the Internal Revenue Code on tax-qualified plans, the Company has an unfunded Supplemental Pension Plan, under which the excess benefits will be paid from the Company's general assets. The benefit earned under the qualified pension plan is reduced by deferred compensation under any nonqualified deferred compensation plan of the Company. The Company's Supplemental Pension Plan will also provide payments to the extent that participation in these deferred compensation plans has the effect of reducing an individual's pension benefit under the qualified plan.

     The plan provides that in the event of a change in control of the Company (as defined in the plan), the ability of the Company or its successor to recoup surplus plan assets, if any, will be restricted. In general, after a change in control, if (a) the plan is terminated, (b) the plan is merged or consolidated with another plan, or (c) the assets of the plan are transferred to another plan, then the surplus assets of the plan, if any, will be allocated among the participants and beneficiaries on a pro rata basis. This restriction may not be amended after a change in control without the consent of a majority (in number and interest) of plan participants and beneficiaries.

     Supplemental Early Retirement Plan. The Company also has a Supplemental Early Retirement Plan for executive officers 55 years of age or older who have ten or more years of service with the Company and who retire or are requested to retire at the Company's convenience prior to the normal retirement age of 65. The plan pays the executive officer an early retirement benefit prior to age 65 equal to the amount of the officer's benefit calculated under the Pension Plan for Salaried Employees without reduction due to early retirement.

     Executive Officer Agreements. The Company has entered into agreements with all the executive officers of the Company which formalize the Company's intention to pay severance benefits in the event that any of those persons' employment with the Company is terminated subsequent to a change in control of the Company (as defined in the agreements). Similar agreements have also been entered into by Boise Cascade Office Products Corporation with Mr. Danis and two other executive officers who are employees of Boise Cascade Office Products Corporation. The board of directors believes that these executive officers have made and will continue to make substantial contributions to the Company and its future business prospects. The agreements are intended to induce the executive officers to remain in the employ of the Company or its subsidiaries and to help ensure that the Company and the board of directors will have the benefit of these executive officers' services without distraction in the face of a change in control of the Company. The agreements provide severance benefits and generally protect benefits the executive officers have already earned or have a reasonable right to expect, based on existing Company benefit plans, in the event of termination of employment as a consequence of a change in control.

     Under the agreements, benefits are paid if, after a change in control, the Company terminates the executive other than for cause or disability (as defined in the agreements) or if the executive terminates his or her employment following certain actions (as specified in the agreements) by the Company which would adversely affect the executive. These severance benefits include: (a) the employee's salary through the termination date; (b) severance pay equal to three times the executive's annual base salary and target incentive pay, reduced by any severance pay which the executive receives in accordance with the Company's Severance Pay Policy for Executive Officers, which is currently an amount equal to the executive's annual base salary; (c) vacation pay in accordance with the Company's Vacation Policy; (d) an amount equal to any earned but unpaid bonus under the Key Executive Performance Plan (or substitute plan) for the year preceding termination and an award under the Key Executive Performance Plan (or substitute plan) equal to the greater of the executive's target award prorated through the month in which termination occurs or the actual award through the end of the month prior to termination based upon the award criteria for the plan in which the executive is participating prorated through the month in which termination occurs; (e) a cash payment in exchange for cancellation of stock options held by the executive equal to the net value of the options (as determined in accordance with the agreements); (f) benefits under the Company's Supplemental Early Retirement Plan; and (g) certain additional retirement and other employee benefits. The agreements also provide that following such termination of employment, the Company will maintain, at the Company's expense, in full force and effect for up to one year, all employee benefit plans and programs in which the executive was entitled to participate immediately prior to the date of termination, or will substitute arrangements providing substantially similar benefits, and will also continue its participation in the Executive Officer Life Insurance Program until the insurance policy is fully paid. The agreements also provide that the Company will pay legal fees and expenses incurred by the executive to enforce his or her rights or benefits under the agreements.

     Under the agreements, each executive officer is obligated to remain in the employ of the Company for a period of six months following the first potential change in control of the Company (as defined in the agreements). The aggregate amount of payments and other benefits (not including legal fees, if any) which would be paid pursuant to the executive officer agreements in excess of the plan benefits to which the executive would be entitled absent the agreements, if determined as of December 31, 1995, would be approximately as follows: Messrs. Harad, $4,307,925; Danis, $2,900,429 (from Boise Cascade Office Products Corporation); Spence, $1,174,630; and Parrish, $1,075,532; and Mrs. Hennessey, $1,101,070 (payments which would be made subsequent to the termination date have been discounted as of December 31, 1995, in accordance with the requirements of
Section 280G of the Internal Revenue Code, at a rate of 7%). In the case of Mr. Harad, the foregoing amount includes $1,022,088 for the present value of benefits under the Company's Supplemental Early Retirement Plan and split-dollar life insurance program, which do not otherwise vest until Mr. Harad attains age
55. Actual payments at any future date, if made, may vary, depending in part upon the accruals under the variable compensation plans and benefit plans and upon the market price of the Company's common stock.

     Each agreement continues in effect until December 31, 1998, and is automatically extended on each January 1 for a new three-year period, unless by September 30 of the preceding year, the Company gives notice that it does not wish to extend the agreement. The agreements concisely summarize the Company's compensation plans, practices, and intent in the event of termination subsequent to a change in control of the Company. The board of directors believes the agreements are in the best interests of the Company and the shareholders.

     Deferred Compensation and Benefits Trust. The Company has established a deferred compensation and benefits trust to ensure that participants and their beneficiaries under several of the Company's nonqualified and unfunded deferred compensation plans and the executive officer agreements will receive benefits they have earned and to which they are entitled in the event of a change in control of the Company (as defined in the plans and the agreements). Under the terms of the plans and agreements, the trust will be revocably funded in the event of a potential change in control. Upon any actual change in control, the funding will be irrevocable, and the trust will make payment to participants under the plans and agreements on behalf of the Company. The trustee's fees and expenses will be paid by the Company or out of the trust assets. The trust assets will be accessible to the claims of creditors of the Company in the event of bankruptcy or insolvency. The existence and any subsequent funding of the trust will not increase the benefits to which any individual participants are entitled under any of the covered plans and agreements.

     Indemnification. The Company will indemnify, to the extent permitted by Delaware law, its directors and officers against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arises out of their status as directors and officers. The Company has obtained insurance which insures, within stated limits, the directors and officers against these liabilities. The aggregate amount of the premium on the policies for 1995 was $975,310.

INFORMATION AVAILABLE TO SHAREHOLDERS

     The Company's 1995 Annual Report is being mailed to shareholders with this proxy statement. Copies of the 1995 Annual Report to shareholders and the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission may be obtained without charge from the Company's Corporate Communications Department, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001. Financial statements are also on file with the Securities and Exchange Commission, Washington, D.C., and with the New York, Chicago, and Pacific Stock Exchanges.

SHAREHOLDER PROPOSALS

     Shareholder Proposals in Company's Proxy Statement. Shareholders wishing to submit proposals for inclusion in the Company's proxy statement for the 1997 annual meeting of shareholders must submit their proposals for receipt by the Company not later than November 6, 1996.

     Shareholder Proposals Not in Company's Proxy Statement. Shareholders wishing to present proposals for action at a meeting of the Company's shareholders must do so in accordance with the Company's bylaws. A shareholder must give timely notice of the proposed business to the Corporate Secretary. To be timely, a shareholder's notice must be in writing, delivered or mailed (postage prepaid) to and received by the Corporate Secretary not less than 60 days or more than 90 days prior to the meeting, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Corporate Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made. For each matter the shareholder proposes to bring before the meeting, the notice to the Corporate Secretary must include: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (b) the name and record address of the shareholder proposing the business, (c) the class and number of shares of the Company's stock which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in the business to be brought before the meeting.

     The chairman of the meeting may, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the Company's bylaws.

     Shareholder Nominations for Directors. In accordance with the Company's Restated Certificate of Incorporation and bylaws, shareholders wishing to directly nominate candidates for the board of directors must do so in writing, delivered or mailed (postage prepaid) to and received by the Corporate Secretary not less than 30 days or more than 60 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 35 days' notice or prior public disclosure of the date of the meeting is given to shareholders, the nomination must be received by the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. The notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination; (b) the name, age, business address and, if known, residence address of each nominee; (c) the principal occupation or employment of each nominee; (d) the number of shares of stock of the Company which are beneficially owned by each nominee and by the nominating shareholder; (e) any other information concerning the nominee that must be disclosed about nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (f) the executed consent of each nominee to serve as a director of the Company if elected.

     The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the chairman does so, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

BENEFICIAL OWNERSHIP

     The table below sets forth certain information as of December 31, 1995, as to each person or entity known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities:

-----------------------------------------------------------------------------------------------------------------------

                                                                                              NUMBER OF
                                                                                               SHARES           PERCENT
                                                      NAME AND ADDRESS                      BENEFICIALLY          OF
           TITLE OF CLASS                           OF BENEFICIAL OWNER                        OWNED             CLASS
-----------------------------------------------------------------------------------------------------------------------
Common Stock,                       John R. Simplot Self-Declaration                        3,176,300(1)          6.6%
  $2.50 Par Value                   of Revocable Trust
                                    J.R. Simplot, Trustee
                                    999 Main Street
                                    Boise, ID 83702

Common Stock,                       State Street Bank and                                   3,130,850(2)          6.6%
  $2.50 Par Value                   Trust Company*
                                    225 Franklin Street
                                    Boston, MA 02110
                         ---------------------------------------------------------------
Convertible                         State Street Bank and Trust Company, as Trustee for     6,117,774(3)          100%
  Preferred Stock, Series D         the
                                    Boise Cascade Corporation Employee Stock Ownership
                                    Plan (ESOP)
                                    225 Franklin Street
                                    Boston, MA 02110
                         ---------------------------------------------------------------
Depositary Shares of Conversion     Reliance Financial Services Corp.                         500,000(4)          5.8%
  Preferred Stock, Series G         Park Avenue Plaza
                                    55 East 52nd Street
                                    New York, NY 10055

Depositary Shares of Conversion     Scudder, Stevens & Clark, Inc.                          1,193,700(5)         13.8%
  Preferred Stock, Series G         345 Park Avenue
                                    New York, NY 10154

Depositary Shares of Conversion     Wellington Management Company                           1,184,900(6)         13.7%
  Preferred Stock, Series G         75 State Street
                                    Boston, MA 02109

 * Approximately 74.6% of these shares are held by State Street Bank and Trust Company in its capacity as trustee for the Company's employee savings plans.
--------------------------------------------------------------------------------

(1) John R. Simplot Self-Declaration of Revocable Trust, J.R. Simplot, Trustee, reported on a Schedule 13D that it was the beneficial owner of 3,176,300 shares of the Company's common stock. This report indicates that John R. Simplot Self-Declaration of Revocable Trust has sole voting and investment power for 3,176,000 shares and shared voting and investment power for 300 shares.

(2) State Street Bank and Trust Company reported on a Schedule 13G that it was the beneficial owner of 3,130,850 shares of the Company's common stock. Included in the reported shares were 2,335,224 shares of Boise Cascade common stock held by State Street Bank and Trust Company as trustee for three of the Company's defined contribution plans, representing approximately 4.9% of the Company's common stock outstanding on that date. The trustee, subject to participants' instructions, has voting and investment authority for these shares held in the Company's plans. State Street Bank and Trust Company has sole voting power for 588,026 shares, sole investment power for 795,126 shares, and shared investment power for 500 shares not held as trustee for the Company's benefit plans.

(3) State Street Bank and Trust Company, as trustee for the Employee Stock Ownership Plan ("ESOP") fund of the Savings and Supplemental Retirement Plan, held 6,117,774 shares of the preferred stock. The shares of preferred stock held by the ESOP represent approximately 11.2% of the Company's voting securities outstanding as of December 31, 1995. The trustee, subject to participants' instructions, has voting and investment authority for the ESOP shares. The shares of preferred stock held by the ESOP are convertible into approximately 4,916,060 shares of the Company's common stock, which would represent approximately 9.2% of the Company's common stock outstanding on December 31, 1995, assuming the shares of preferred stock were converted as of that date.

(4) Reliance Financial Services Corporation reported on a Schedule 13G that it was the beneficial owner of 500,000 depositary shares of the Company's conversion preferred stock, Series G. This report indicates that Reliance Financial Services Corporation has sole voting and investment power for all 500,000 depositary shares.

(5) Scudder, Stevens & Clark, Inc., reported on a Schedule 13G that it was the beneficial owner of 1,193,700 depositary shares of the Company's conversion preferred stock, Series G. This report indicates that Scudder, Stevens & Clark, Inc., has sole voting power for 746,600 depositary shares, shared voting power for 146,600 depositary shares, and sole investment power for all 1,193,700 depositary shares.

(6) Wellington Management Company reported on a Schedule 13G that it was the beneficial owner of 1,184,900 depositary shares of the Company's conversion preferred stock, Series G. This report indicates that Wellington Management Company has shared voting power for 791,700 depositary shares and shared investment power for all 1,184,900 depositary shares.

PROXIES AND VOTING AT THE MEETING

     As of February 26, 1996, the record date for the determination of shareholders entitled to vote at the meeting, 47,872,214 shares of the Company's common stock; 6,089,202 shares of the Company's convertible preferred stock, Series D; and 862,500 shares of the Company's conversion preferred stock, Series G, were outstanding. Each holder of record of the outstanding shares of common stock and Series D and Series G preferred stock on the record date is entitled to one vote for each share held on every matter submitted to the meeting. Holders of depositary shares, representing shares of Series G preferred stock, are entitled to direct the depositary how to vote the shares of Series G preferred stock held by the depositary. For voting purposes, each depositary share represents one-tenth share of Series G preferred stock.

     Participants in the Employee Stock Ownership Plan fund of the Company's Savings and Supplemental Retirement Plan and the Boise Cascade Corporation Common Stock Fund of the Company's Savings and Supplemental Retirement Plan, Qualified Employee Savings Trust (QUEST), and Retirement Savings Plan (RSP) are entitled to instruct the Plans' trustee how to vote the shares held in the trust. Shares for which voting instructions are not provided by participants and shares not yet allocated to individual accounts will be voted by the trustee in proportion to the instructions received from participants.

PROXY SOLICITATION

     The cost of soliciting proxies, including the cost of reimbursing brokers for forwarding proxies and proxy material to their principals, will be borne by the Company. Proxies also may be solicited personally or by telephone or electronic transmission by directors, officers, and other employees of the Company, but these persons will not be specially compensated for this service. The Company has retained D. F. King and Company Inc. at a fee estimated not to exceed $22,000, plus expenses, to aid in distributing materials and soliciting proxies.

     YOU ARE REQUESTED TO PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT IT WILL BE AVAILABLE FOR USE AT THE MEETING.

                                          A. James Balkins III
                                          Vice President,
                                          Associate General Counsel,
                                          and Corporate Secretary

March 6, 1996

                                      LOGO

                           BOISE CASCADE CORPORATION

                                      LOGO

            This Notice and Proxy Statement is printed on recycled-content ASPEN(TM) Lightweight Opaque Offset paper produced by Boise Cascade's papermakers at its St. Helens, Oregon, mill. This paper is made with no less than 10% postconsumer fiber.

            [LOGO] Boise Cascade Corporation o 1111 W. Jefferson Street (83702),
                   P.O. Box 50, Boise, Idaho 83728-0001

PROXY              Annual Meeting of Shareholders, April 19, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints George J. Harad, John W. Holleran, and A. James Balkins III as proxies, each with the power to appoint his substitute. The proxies are appointed to represent and to vote all the shares of Boise Cascade Corporation stock beneficially owned by the undersigned on February 26, 1996, at the annual meeting of shareholders to be held on April 19, 1996, and any adjournment thereof. The proxies are appointed with all the powers the undersigned would possess if personally present to vote upon matters noted below, as well as with discretionary authority to vote upon such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND
                                         ---
FOR PROPOSALS 2 AND 3.
---

1.  Election of Directors:  Robert K. Jaedicke     Paul J. Phoenix     Frank A. Shrontz     Ward W. Woods, Jr.
   / /  FOR             / /  WITHHOLD AUTHORITY         WITHHOLD AUTHORITY for the following nominee(s) only:
        all nominees         for all nominees
                                                        write name(s): ___________________________________________

                                                        __________________________________________________________


2. Appointment of Arthur Andersen LLP as independent accountants for 1996. / / FOR / / AGAINST / / ABSTAIN

3. Approval of amendment to 1984 Key Executive Stock Option Plan.
   / /  FOR  / /  AGAINST  / /  ABSTAIN

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON ALL OF THESE MATTERS, THEN PROPOSALS 1, 2, AND 3, IF UNMARKED, WILL RECEIVE FOR VOTES.

This card provides voting authority for all beneficial holdings of Boise Cascade shares, including depositary shares representing ownership of Series G preferred stock.

Please sign exactly as the name appears below and date this card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. When signing as a corporation, sign in full corporate name by an authorized officer. When signing as a partnership, sign in partnership name by an authorized person.

                                      _____________________________  ___________
                                      Signature of Shareholder       Date

                                      _____________________________  ___________
                                      Signature of Shareholder       Date

Forward this card to D. F. King (solicitor) or to Corporate Election Services
                          (independent tabulator),
                      P.O. Box 2400, Pittsburgh, PA 15230

Backer for  10-965a

                                                     [LOGO]
                                                     BOISE CASCADE CORPORATION


Dear Shareholder:

The Boise Cascade Corporation annual meeting of shareholders will be held at the Boise Centre On the Grove in Boise, Idaho, at 10 a.m., Mountain daylight time, April 19, 1996.

Shareholders of record on February 26, 1996, are entitled to vote, in person or by proxy, at the meeting. The proxy card attached to the bottom of this page is for your use in designating proxies and providing voting instructions.

The attached card serves both as a proxy designation (for shareholders of record, including those holding shares in the Dividend Reinvestment Plan) and as voting instructions (for Boise Cascade employee savings plan participants and holders of depositary shares representing ownership of Series G preferred stock). As "named fiduciaries," participants in the Boise Cascade Corporation stock funds of the employee savings plans are entitled to provide voting instructions to the Trustee, using this card, for allocated shares and a portion of any unvoted or unallocated shares in the savings plan fund(s) in which they participate.

Individual proxy/voting instruction cards will be received and tabulated by Corporate Election Services, Inc., in Pittsburgh, Pennsylvania, an independent tabulator.

Please indicate your voting preferences on the card, SIGN and DATE the card, and return it to the independent tabulator in the envelope provided. YOUR VOTES ARE COMPLETELY CONFIDENTIAL.


                                                           Thank you.
                       (fold and tear along perforation)

PROXY AND VOTING INSTRUCTION CARD                      BOISE CASCADE CORPORATION
                                                  ANNUAL MEETING OF SHAREHOLDERS
                                                                  APRIL 19, 1996

The Board of Directors recommends a vote FOR all nominees listed below and FOR proposals 2 and 3.

1.  Election of Directors:  Robert K. Jaedicke     Paul J. Phoenix     Frank A. Shrontz     Ward W. Woods, Jr.
    / /  FOR             / /  WITHHOLD AUTHORITY         WITHHOLD AUTHORITY for the following nominee(s) only:
         all nominees         for all nominees
                                                         write name(s): _____________________________________

                                                        _____________________________________________________


2. Appointment of Arthur Andersen LLP as independent accountants for 1996. / / FOR / / AGAINST / / ABSTAIN

3. Approval of amendment to 1984 Key Executive Stock Option Plan. / / FOR / / AGAINST / / ABSTAIN

                                _____________________________  ___________
                                Signature of Shareholder       Date

                                _____________________________  ___________
                                Signature of Shareholder       Date

                                Shareholder(s) must sign as name(s) appear in account registration printed to the left.

Forward this card to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA  15230-9954

                         (Instructions on Reverse Side)
                                                                   10-2033 12/95

Printed on Boise Cascade's SUMMIT(R) TAG-X, 100# White, which is made in St. Helens, Oregon.
                                                       BOISE CASCADE CORPORATION
                                                  ANNUAL MEETING OF SHAREHOLDERS
                                                                  APRIL 19, 1996
PROXY AND VOTING INSTRUCTION CARD
THIS PROXY AND THESE INSTRUCTIONS ARE SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS.

The undersigned appoints George J. Harad, John W. Holleran, and A. James Balkins III as proxies, each with the power to appoint his substitute. The proxies are appointed to represent and to vote all the shares of Boise Cascade Corporation stock held of record by the undersigned on February 26, 1996, at the annual meeting of shareholders to be held on April 19, 1996, and any adjournment thereof. The proxies are appointed with all the powers the undersigned would possess if personally present to vote upon matters noted herein, as well as with discretionary authority to vote upon such other matters as may properly come before the meeting. This card also provides voting instructions to the Trustee for shares subject to the undersigned's voting instructions in employee savings plans and for depositary shares representing ownership of Series G preferred stock.



This proxy will be voted according to your instructions. If you sign and return the card but do not vote on all these matters, then proposals 1, 2, and 3, if unmarked, will receive FOR votes.

                          (To be SIGNED on other side)

                                                      Backer for   10-2033 12/95

                                                     [LOGO]
                                                     BOISE CASCADE CORPORATION


General Offices

1111 West Jefferson Street
P.O. Box 50
Boise, Idaho 83728-0001
208/384-6161
Fax:  208/384-7298
Telex.:  170 362 VIA TRT



March 6, 1996


Fellow Employees and Associates:

Boise Cascade and Boise Cascade Office Products employees together hold about 12% of Boise Cascade's total voting shares, both directly and through the savings plans in which you participate. So your participation in shareholder voting is very important.

Enclosed are a notice and proxy statement relating to Boise Cascade's annual shareholders meeting and Boise Cascade's 1995 annual report. Also enclosed is a voting instruction card that we urge you to complete and return to the tabulator.

Because you participate in a Boise Cascade stock fund in one of the company's savings plans, you are entitled to provide instructions to the plan's trustee, State Street Bank and Trust Company, to vote the shares held by the plan at the Boise Cascade annual meeting of shareholders on April 19, 1996.

Your voting instructions are completely confidential. The law prohibits the independent tabulator or the trustee from informing any employee or officer of Boise Cascade or Boise Cascade Office Products as to how any individual employee or associate votes.

Your instructions must be received by the tabulator, Corporate Election Services, no later than 8 a.m. Eastern daylight time, on Thursday, April 18, 1996. Please take this opportunity to exercise your right to vote.

Sincerely,



George J. Harad



Enclosures

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 19, 1996

                                     PROXY

                                    FOR THE

                      CONVERSION PREFERRED STOCK, SERIES G

         BOISE CASCADE CORPORATION   o   1111 West Jefferson Street
                                         P.O. Box 50
                                         Boise Idaho 83728-0001
-----------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints George J. Harad, John W. Holleran, and A. James Balkins III as proxies, each with the power to appoint his substitute. The proxies are appointed to represent and to vote all the shares of Boise Cascade Corporation stock held of record by the undersigned on February 26, 1996, at the annual meeting of shareholders to be held on April 19, 1996, and any adjournments thereof. The proxies are appointed with all the powers the undersigned would possess if personally present to vote upon matters noted below, as well as with discretionary authority to vote upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees listed below and FOR proposals 2 and 3.

 1.      Election of Directors: ROBERT K. JAEDICKE       PAUL J. PHOENIX
                                FRANK A. SHRONTZ         WARD W. WOODS, JR.

         FOR: ________ shares

         WITHHOLD AUTHORITY: ________ shares

         WITHHOLD AUTHORITY for the following nominee(s) only


         Robert K. Jaedicke                   ____________ Shares

         Paul J. Phoenix                      ____________ Shares

         Frank A. Shrontz                     ____________ Shares

         Ward W. Woods, Jr.                   ____________ Shares


2.      Appointment of Arthur Andersen LLP as independent accountants for 1996.

         SHARES FOR:                 SHARES AGAINST:         SHARES ABSTAINING:

         ___________                 ______________          _________________


 3.      Approval of amendment to 1984 Key Executive Stock Option Plan.

         SHARES FOR:                 SHARES AGAINST:         SHARES ABSTAINING:

         ___________                 ______________          _________________

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IN ORDER FOR YOUR VOTES TO BE COUNTED, YOU MUST VOTE ON EACH PROPOSAL AS INSTRUCTED BY THE INDEPENDENT TABULATOR, SIGN, AND RETURN THE CARD.

This proxy provides voting authority for all holdings of Boise Cascade Conversion Preferred Stock, Series G.

Please sign exactly as name appears below. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. When signing as a corporation, sign in full corporate name by an authorized officer.

MELLON SECURITIES TRUST COMPANY OF NEW YORK,                  862,500 Shares
depositary for the Boise Cascade Corporation
Conversion Preferred Stock, Series G.




Date ___________________


Signature of Shareholder _____________________________________



Forward this form to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA 15230-9954

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 19, 1996

                                     PROXY

                                    FOR THE

                     CONVERTIBLE PREFERRED STOCK, SERIES D

         BOISE CASCADE CORPORATION   o   1111 West Jefferson Street
                                         P.O. Box 50
                                         Boise Idaho 83728-0001
------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints George J. Harad, John W. Holleran, and A. James Balkins III as proxies, each with the power to appoint his substitute. The proxies are appointed to represent and to vote all the shares of Boise Cascade Corporation stock held of record by the undersigned on February 26, 1996, at the annual meeting of shareholders to be held on April 19, 1996, and any adjournments thereof. The proxies are appointed with all the powers the undersigned would possess if personally present to vote upon matters noted below, as well as with discretionary authority to vote upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees listed below and FOR proposals 2 and 3.

 1.      Election of Directors:  ROBERT K. JAEDICKE    PAUL J. PHOENIX
                                 FRANK A. SHRONTZ      WARD W. WOODS, JR.

         FOR: ________ shares

         WITHHOLD AUTHORITY: ________ shares

         WITHHOLD AUTHORITY for the following nominee(s) only

         Robert K. Jaedicke                   ____________ Shares

         Paul J. Phoenix                      ____________ Shares

         Frank A. Shrontz                     ____________ Shares

         Ward W. Woods, Jr.                   ____________ Shares


2.      Appointment of Arthur Andersen LLP as independent accountants for 1996.

         SHARES FOR:                 SHARES AGAINST:        SHARES ABSTAINING:

         ___________                 ______________         _______________


 3.      Approval of amendment to 1984 Key Executive Stock Option Plan.

         SHARES FOR:                 SHARES AGAINST:        SHARES ABSTAINING:

         ___________                 ______________         _______________

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON ALL THESE MATTERS, THEN PROPOSALS 1, 2, AND 3, IF UNMARKED, WILL RECEIVE FOR VOTES. YOU MUST SIGN AND RETURN THE CARD FOR YOUR SHARES TO BE COUNTED.

This proxy provides voting authority for all holdings of Boise Cascade Convertible Preferred Stock, Series D (ESOP).

Please sign exactly as name appears below. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. When signing as a corporation, sign in full corporate name by an authorized officer.

STATE STREET BANK AND TRUST COMPANY, As              6,089,202 Shares
trustee for the Boise Cascade Corporation
Savings and Supplemental Retirement Plan and Employee Stock Ownership Plan.




Date ___________________


Signature of Shareholder _____________________________________



Forward this form to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA 15230-9954



                                       -2-